Exhibit a under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                                  AMENDMENT #13
                           TO THE RESTATED AND AMENDED
                              DECLARATION OF TRUST

                        FEDERATED INCOME SECURITIES TRUST

                               Dated May 19, 2000

     This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                          Federated Capital Income Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class F Shares
                 Federated Fund for U. S. Government Securities
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                   Federated Intermediate Corporate Bond Fund
                          Institutional Service Shares
                              Institutional Shares
                     Federated Muni and Stock Advantage Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                        Federated Short-Term Income Fund
                                 Class A Shares
                                 Class Y Shares
                          Institutional Service Shares
                              Institutional Shares

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of November, 2003, to become effective on March 10, 2004.

      WITNESS the due execution hereof this 13th day of November, 2003.

/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh